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                                                                   Exhibit 10.45

                               ACADIA REALTY TRUST
                            1999 SHARE INCENTIVE PLAN
                            2003 SHARE INCENTIVE PLAN

                                     EXHIBIT

                     DEFERRAL AND DISTRIBUTION ELECTION FORM

        Attached is an election form that you may use if you wish to defer receipt of the Shares that would otherwise be issued to you upon the exercise of Options awarded to you under the Plan, subject to the terms and conditions described on the form. You must execute and deliver a completed Deferral and Distribution Election Form as provided for in the form.

        An election to defer receipt of your Options may not be revoked, but will become null and void under certain circumstances listed in Section 1 of the Deferral and Distribution Election Form.

        You are advised to consult with your individual tax advisor with respect to the tax consequences related to your Options and any elections you may make to defer the receipt associated with exercise of your Options.

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                               ACADIA REALTY TRUST

                           [1999] SHARE INCENTIVE PLAN
                           [2003] SHARE INCENTIVE PLAN

                                   ----------

                     DEFERRAL AND DISTRIBUTION ELECTION FORM

                                   ----------

        AGREEMENT ("Agreement"), made this day of , , by and between me, as a participant in the Acadia Realty Trust 1999 Share Incentive Plan and/or 2003 Share Incentive Plan (collectively, the "Plan"), and Acadia Realty Trust (the "Company"). We agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Plan or the Award Agreement, unless the context clearly requires otherwise.

        This Agreement and the elections that I make herein shall control the treatment of the Shares I would otherwise have received upon the exercise of any Share options that I exercise during the time frame identified in Section 2 below.

                1. EFFECTIVENESS OF ELECTION. I recognize and agree that every election that I make in this Deferral and Distribution Election Form will become effective -- AND IRREVOCABLE -- on the date on which I deliver this Agreement to an executive officer of the Company, other than myself. Nevertheless, this Agreement will automatically become null, void, and of no effect in the event that either -

        (i) my delivery of this election occurs after of (or June 30th of any subsequent year), or

        (ii) the Committee determines that either of the following events has occurred on or before December 31st of the current year:

                [ ] the trailing 20-day average price of the Company's
                    outstanding Shares is below $13.50 on the Exercise Date that I select in Section 2 below.

                [ ] A change in federal tax laws either prohibits this election or would require that I recognize income before the distribution dates selected below.

                2. DEFERRAL ELECTION. Subject to Section 1 above, I hereby elect to defer receipt of any Shares that would otherwise be issued to me upon my exercise of any Options during the last 15 days of the current year pursuant to my payment of the exercise price through the surrender of Shares that I have beneficially owned for at least six months prior to the Exercise Date.

                3. NATURE OF DEFERRAL. I recognize and agree that, following the exercise of any stock options covered by my election in Section 2 above, the Company will establish an escrow account ("Account") for me under the Plan, and will credit the Account with share units ("Units")

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on a one-to-one basis with the Shares that I would otherwise receive as taxable income upon the exercise of the Options.

                I further recognize and agree that any Units that are credited to my Account will be non-transferable, non-assignable, and may not otherwise be disposed, pledged, or alienated in any way, will be subject to the claims of the Company's general creditors, and will represent merely an unsecured, unfunded promise of the Company to deliver Shares to me or my beneficiaries in accordance with Sections 5, 6, and 7 below.

                4. DIVIDEND EQUIVALENT RIGHTS. For as long as I have an Account pursuant to this election, I understand that the Company will pay me an amount equal to any cash dividends that I would have received if I owned Shares instead of an unsecured promise in the nature of Units.

                5. DISTRIBUTIONS OF MY ACCOUNT. I recognize and agree that distributions in respect of my Account will be made in the form of one unrestricted Share for each Unit credited to my Account, subject to adjustment of my Units for Changes in Capitalization, using the method set forth in the Plan for Award adjustments. I hereby elect to receive distributions from my Account in accordance with the following choices:

                    [ ] in a single lump sum distribution as soon as practicable following the date on which my employment or service with the Company terminates, including a termination due to my retirement from the Company (such date being the cessation of my "Continuous Service");
  SELECT ONE
                    [ ] in five (5) substantially equal annual installments on each January 1st following the cessation of my Continuous Service; or

                    [ ] in ten (10) substantially equal annual installments on each January 1st following the cessation of my Continuous Service.

                [ ] Notwithstanding the foregoing choices, in the event of a
                    Change in Control, I elect to receive the full amount of my Account (or, if applicable, the remaining portion of my Account) in a lump sum, as soon as practicable following the Change in Control.

                6. FORM OF DISTRIBUTION TO BENEFICIARY. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner:

                [ ] in a single lump sum to be distributed as soon as
                    administratively practicable following my death; or

                [ ] in accordance with the distribution schedule selected in
                    Section 5 hereof (with distributions made as though I survived to collect all benefits, and as though I terminated service on the date of my death if distributions had not already begun).

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                7.      DESIGNATION OF BENEFICIARY. In the event of my death
before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

                (a) Primary Beneficiary. I hereby designate the person(s) named below to be my primary beneficiary and to receive any undistributed portion of my Account:

      Name of             Social Security                         Percentage of
Primary Beneficiary           Number           Mailing Address    Death Benefit
-------------------       ---------------      ---------------    --------------


                (b) Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the Plan with respect to any portion of my Account not previously distributed to a primary beneficiary pursuant to subsection (a) above:

      Name of             Social Security                         Percentage of
Contingent Beneficiary         Number          Mailing Address    Death Benefit
----------------------    ---------------      ---------------    --------------


                8. CHANGING OF DISTRIBUTION ELECTIONS. With respect to the choices made in Section 5 above, I recognize that I may, by submitting an effective superseding election, at any time either more than 90 days prior to a Change in Control or more than one year before my Continuous Service terminates for any reason, file a new election (subject to the provisions of Sections 1 and 9 hereof). In addition, I recognize that I may at any time and from time to time change the elections made in Sections 6 and 7 above, prior to my death.

                9. CHANGE IN U.S. TAX LAWS. I recognize and agree that the Company may in its discretion take any actions that it considers reasonably necessary or proper to assure that any changes in the U.S. federal tax laws will not accelerate the date of my income taxation to a date before I receive Shares pursuant to my elections in this Agreement. If such taxation will occur on an accelerated basis and I have not executed such documents, if any, that the Company considers reasonably necessary or proper to avoid immediate taxation, then the Company shall distribute my Account to me.

                10. SATISFACTION OF AWARD COMMITMENTS. I recognize and agree that the Committee is offering me the choices set forth above as a condition for my transfer of previously-owned Shares to the Company to pay the exercise price for Share options that I desire to exercise pursuant to the terms of this Agreement.

                11. HOLD HARMLESS. I recognize that (a) the tax deferral election being offered hereunder is solely an accommodation of the Company to me, (b) the Company has urged me to seek independent tax advice about the risks and benefits associated with the choices presented above, and (c) I am solely responsible and accountable for any election made above, as

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well as any risk associated with the tax consequences of this election.
Accordingly, I agree to hold the Company, its directors, officers, employees, agents harmless against any and all loss that they may incur if I bring any action, claim, or proceeding of any kind whatsoever in order to seek recovery in law or equity for any loss or other damage that I incur if this election does not have the tax consequences that I anticipate.

                Accordingly, I recognize and agree that the Company shall have honored and discharged its obligations under this Agreement, the Share options being exercised, and the Plan if the Company distributes my Account in accordance with the provisions hereof.


WITNESSED THIS DAY OF     ,   BY:       PARTICIPANT

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                                        RECEIVED AND ACCEPTED THIS ___
                                        DAY OF _____, 200_ BY:

                                        ACADIA REALTY TRUST

                                        ---------------------------------------
                                        Name:

                                        Title:

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